UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 5, 2005

Galaxy Minerals, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-95549 (Commission File Number)	65-0974212 (I.R.S. Employer Identification No.)

500 Park Avenue, Suite 203 Lake Villa, Illinois 60046 (Address of principal executive offices) (zip code)

(847) 265-7600 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On August 5, 2005, Dohan and Company, CPA's, P.A., the independent accountants previously engaged as the principal accountants to audit the financial statements of the Company, was dismissed. The decision to change accountants was approved by the Board of Directors of the Company.

The audit report of Dohan and Company, CPA's, P.A. on the Company’s financial statements as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Company’s ability to continue as a going concern. During the Audit Period, and through August 5, 2005, there were no disagreements with Dohan and Company, CPA's, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of this disclosure to Dohan and Company, CPA's, P.A. and has requested that the former accountants furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. As of the date of this Form 8-K the Company has not received the requested letter from Dohan and Company, CPA’s, P.A. The Company will file an amendment to this Form 8-K attaching the letter from Dohan and Company, CPA’s, P.A. when it is received.

The Company’s management is in the process of interviewing new auditors and hope to have a new auditor retained in the near future. Once a new auditor is retained the Company will file a Form 8-K with information regarding the new auditor, as required.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Minerals, Inc.,
a Florida corporation

Dated: August 11, 2005	/s/ Matthew J. Symonds
By: Matthew J. Symonds
Its: President